EXHIBIT 5

                            FREDRIKSON & BYRON, P.A.
                       900 Second Avenue South, Suite 1100
                          Minneapolis, Minnesota 55402

                            Telephone: (612) 347-7000
                               Fax: (612) 347-7077

                                  July 23, 1996


Electro-Sensors, Inc.
6111 Blue Circle Drive
Minnetonka, Minnesota  55343-9108

         Re:  Registration Statement on Form S-8

Ladies/Gentlemen:

     We are acting as corporate counsel to Electro-Sensors, Inc. (the "Company") in connection with the original registration by the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") of options and 100,000 shares (the "Shares") of Common Stock issuable pursuant to the Company's 1996 Employee Stock Purchase Plan (the "Plan").

     In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

          1.   The Company's Articles of Incorporation, as amended.

          2.   The Company's Bylaws, as amended.

          3. Certain corporate resolutions adopted by the Board of Directors and shareholders of the Company pertaining to the adoption and approval of the Plan.

          4.   The Plan.

          5.   The Registration Statement.

     Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

          1. The Shares are validly authorized by the Company's Articles of Incorporation, as amended.

          2. Upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   FREDRIKSON & BYRON, P.A.

                                   By /s/ David C. Grorud
                                      David C. Grorud